Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	August 31, 2005	September 30, 2005	October 31, 2005	November 30, 2005	December 31, 2005	January 31, 2006	February 28, 2006	March 31, 2006	April 30, 2006	May 31, 2006	June 30, 2006	July 31, 2006	August 31, 2006
NETBANK, INC. CONSOLIDATED

Retail customers	256,211	256,077	255,319	256,915	257,631	257,982	255,726	255,259	253,899	252,495	249,058	246,971	245,040
Business customers	26,308	26,498	26,650	28,013	28,038	27,929	27,687	27,702	27,715	27,396	26,574	26,225	25,917
Total customers	282,519	282,575	281,969	284,928	285,669	285,911	283,413	282,961	281,614	279,891	275,632	273,196	270,957

Services per customer (consolidated)	1.82	1.82	1.83	1.83	1.83	1.84	1.85	1.86	1.87	1.89	1.90	1.90	1.91
Services per customer (bank only)	2.35	2.36	2.36	2.36	2.36	2.37	2.37	2.38	2.39	2.41	2.43	2.43	2.44
Total average assets (consolidated)	$5,154,762	$5,078,613	$4,966,622	$4,929,082	$4,916,549	$4,900,007	$4,826,823	$4,720,452	$4,457,928	$4,499,860	$4,553,688	$4,273,000	$4,337,033

RETAIL BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	56%	56%	56%	56%	56%	56%	55%	55%	55%	54%	54%	54%	53%
Direct deposit of payroll penetration (accounts > 90 days)	56%	56%	56%	56%	56%	56%	56%	56%	57%	57%	55%	54%	54%

Retail deposits	$2,635,680	$2,612,775	$2,531,374	$2,611,121	$2,461,517	$2,423,287	$2,443,940	$2,474,874	$2,466,518	$2,418,548	$2,410,003	$2,393,553	$2,354,172
Small business deposits	58,500	60,261	63,473	64,079	62,003	59,747	63,339	63,984	65,153	66,787	66,326	67,976	68,771
Other deposits	389,570	371,316	329,735	313,736	270,325	249,391	221,734	287,409	244,324	245,533	245,608	207,556	231,842
Total deposits	$3,083,750	$3,044,352	$2,924,582	$2,988,936	$2,793,845	$2,732,425	$2,729,013	$2,826,267	$2,775,995	$2,730,868	$2,721,937	$2,669,085	$2,654,785

Average retail checking account balance	$2,424	$2,513	$2,417	$2,367	$2,601	$2,461	$2,486	$2,598	$2,542	$2,316	$2,403	$2,302	$2,242
Average retail money market account balance	$13,124	$12,919	$12,645	$12,391	$12,352	$12,058	$11,934	$11,938	$11,441	$11,040	$10,711	$10,402	$10,046
Average retail CD balance	$15,420	$15,387	$14,845	$14,635	$14,623	$14,576	$14,209	$13,356	$13,285	$13,173	$13,064	$12,912	$12,833

Average small business checking account balance	$6,890	$6,718	$7,489	$7,462	$7,382	$6,742	$7,674	$6,993	$7,022	$6,899	$7,231	$7,031	$7,242
Average small business money market account balance	$44,768	$45,250	$45,796	$45,283	$42,290	$39,970	$39,809	$39,990	$39,116	$39,946	$38,239	$38,978	$37,269
Average small business CD balance	$28,483	$26,859	$27,227	$26,719	$26,071	$25,893	$25,067	$23,357	$23,321	$22,609	$23,061	$23,106	$25,182

Indirect Auto Lending —
Number of loans	2,025	1,252	941	1,278	1,065	1,117	1,096	1,607	926	924	825	787	1,111
Production	$46,235	$28,278	$22,224	$28,361	$24,216	$25,095	$24,103	$36,465	$20,154	$19,957	$16,899	$16,362	$23,086
Weighted Average Note Rate	6.76%	7.21%	7.36%	7.48%	7.66%	7.93%	7.86%	7.78%	8.19%	8.35%	8.41%	8.37%	8.38%

Business Equipment Financing —
Production	$16,621	$14,849	$20,081	$17,522	$18,958	$17,344	$14,313	$19,693	$21,150	$17,963	$19,410	$13,366	$12,682

QuickPost Processing —
Number of transactions	14,301	15,910	15,044	16,299	19,941	20,841	21,275	30,186	39,803	83,187	114,563	125,565	151,335

SERVICING STATISTICS
Servicing Portfolio —
Held for sale MSRs	$148,928	$249,597	$174,628	$120,016	$143,515	$119,903	$102,843	$160,447	$91,534	$108,233	$72,472	$73,096	$77,752
Available for sale MSRs	13,754,939	13,600,374	13,437,138	13,279,578	13,155,256	13,083,949	12,983,617	12,839,850	12,761,445	12,614,633	12,447,505	12,294,844	12,126,532
UPB underlying MSRs	13,903,867	13,849,971	13,611,766	13,399,594	13,298,771	13,203,852	13,086,460	13,000,297	12,852,979	12,722,866	12,519,977	12,367,940	12,204,284
Work-in-process and whole loans	3,291,295	3,268,430	3,195,333	2,880,654	2,901,896	2,831,590	2,667,835	2,463,231	2,582,758	2,447,766	2,367,419	2,495,724	2,394,453
Sold but not transferred	1,282,962	1,352,262	1,330,591	1,048,201	906,795	806,083	578,245	821,886	607,207	558,031	576,801	499,398	592,879
Third party subservicing	409	259	113	113	113	370	369	586	848	1,146	1,333	1,729	1,944
Total loans serviced	$18,478,533	$18,470,922	$18,137,803	$17,328,562	$17,107,575	$16,841,895	$16,332,909	$16,286,000	$16,043,792	$15,729,809	$15,465,530	$15,364,791	$15,193,560

Statistics on Available for Sale Mortgage Servicing Rights —
Weighted average note rate	5.89%	5.90%	5.89%	5.89%	5.89%	5.89%	5.89%	5.89%	5.90%	5.90%	5.90%	5.90%	5.90%
Weighted average service fee	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.35%	0.32%	0.32%	0.32%
Delinquency percentage (30+ days)	5.27%	5.51%	5.64%	6.15%	6.94%	5.96%	5.66%	4.67%	5.79%	5.27%	5.43%	5.86%	6.13%
Bankruptcy & foreclosure	1.43%	1.47%	1.51%	1.62%	1.58%	1.46%	1.37%	1.44%	1.50%	1.60%	1.56%	1.58%	1.57%

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$1,012,968	$936,068	$900,988	$725,223	$833,301	$701,867	$697,960	$810,201	$675,864	$704,656	$723,314	$674,823	$746,475
Non-conforming mortgage production	304,205	309,771	269,047	258,631	279,432	201,217	175,078	228,939	166,393	149,959	162,541	129,870	155,113
Total mortgage production	$1,317,173	$1,245,839	$1,170,035	$983,854	$1,112,733	$903,084	$873,038	$1,039,140	$842,257	$854,615	$885,855	$804,693	$901,588

Refinance loans as a % of production	33%	34%	39%	35%	36%	40%	40%	36%	32%	31%	33%	37%	40%

Conforming mortgage sales	$936,711	$1,238,844	$697,468	$852,340	$939,084	$512,651	$743,747	$935,879	$461,463	$720,616	$774,967	$369,396	$922,617
Non-conforming mortgage sales	301,243	278,359	307,651	290,339	215,177	208,165	184,670	302,455	145,966	196,759	194,972	138,870	124,260
Total mortgage sales	$1,237,954	$1,517,203	$1,005,119	$1,142,679	$1,154,261	$720,816	$928,417	$1,238,334	$607,429	$917,375	$969,939	$508,266	$1,046,877

Locked conforming mortgage pipeline	$1,102,166	$1,053,315	$923,261	$1,068,194	$929,205	$969,381	$867,915	$842,835	$809,625	$856,041	$962,059	$862,208	$833,680

TRANSACTION PROCESSING SEGMENT

ATM/Merchant Processing —
ATMs (third-party owned)	7,878	7,940	7,921	9,234	9,213	9,328	8,993	9,160	9,253	9,045	8,339	8,243	8,179
ATMs (proprietary)	496	505	483	478	436	407	419	422	429	423	411	405	364
Total ATMs Serviced	8,374	8,445	8,404	9,712	9,649	9,735	9,412	9,582	9,682	9,468	8,750	8,648	8,543

Merchant Service Terminals	2,225	2,261	2,276	2,326	2,367	2,325	2,311	2,328	2,355	2,324	2,180	2,148	2,104

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.

All information is unaudited.

Monthly Commentary

Attached is our monthly operating statistics and financial data report. It reflects results for August 2006 and the prior twelve months. All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•                  Average earning assets rose by $64.0 million or 1.5% due in part to increased mortgage production.

•                  Deposits were off $14.3 million or 0.5%. The decline was centered primarily in retail money market accounts. The online marketplace for deposits remains hypercompetitive. A number of providers continue to advertise money market rates in excess of the short-term FedFunds rate at 5.25%. Given the current overall rate environment, these rates are difficult to rationalize and likely not sustainable over the long-term. Since the bank cannot invest deposits at such rates profitably, we have not matched them.

•                  QuickPost transactions increased by approximately 26,000 or 20.5%. Customer response to the QuickPost concept and service remains very positive. The bank is still rolling it out to a number of partners and actively seeking new ones. This activity should continue to drive transaction volumes higher. Management still cautions that profitability or break-even performance in this channel depends on scale significantly above present volumes.

•                  Conforming mortgage production expanded by $71.7 million or 10.6%, while conforming sales jumped by $553 million or 150%.  Non-conforming production improved by $25.2 million or 19.4%. Non-conforming sales were off by $14.6 million or 10.5%, however, reflecting the soft non-conforming production we saw in July.

•                  The locked conforming mortgage pipeline eased by $28.5 million or 3.3%.

Earnings Outlook

Management has previously guided that the company’s earnings remain under severe pressure in light of the company’s current operating model and prevailing economic and market conditions. Last month, management reiterated that third-quarter results would likely resemble those recorded in the first and second quarters of this year. Taking into account this guidance, analysts are currently projecting our third-quarter results at a loss of between $0.16 and $0.25. Given the company’s quarterly results to date, management is biased toward the low end and cautions that additional downside risk exists due to: 1) Continued margin compression at the bank; 2) Continued mortgage pricing pressures; and 3) The potential for significant negative net servicing results.

Management continues to pursue a sale of the company’s mortgage servicing rights (“MSRs”) and potentially its mortgage servicing platform. It is in active negotiations at present. A sale will likely involve a number of one-time charges. Management’s overriding concern in pursuing any deal will be to protect the company’s tangible book value to the extent possible from further significant erosion.

Since negotiations on the sale of the MSRs remain in process, management cannot provide any meaningful estimate on the likely financial implications at this time. Management will do so when appropriate or as soon as a transaction occurs.

Matthew Shepherd
Director, Corporate Communications, NetBank, Inc.
Phone: 678-942-2683
mshepherd@netbank.com

Jimmy Locklear
Manager, Investor Relations, NetBank, Inc.
Phone: 678-942-7615

jlocklear@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; 10) the Company’s ability to consummate in the near term a sale of a majority of its mortgage servicing rights; and/or 11) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.